Exhibit 99.1
HollyFrontier Corporation Completes Merger
DALLAS, July 1, 2011 — HollyFrontier Corporation (NYSE: HFC) today announced the completion of the merger of Holly Corporation (NYSE: HOC) (“Holly”) and Frontier Oil Corporation (NYSE: FTO) (“Frontier”). HollyFrontier Corporation combines two leading independent refiners to create the most profitable (on a per barrel basis) independent refiner in the U.S.
HollyFrontier Corporation, which has a refining capacity in excess of 440,000 barrels-per-day (bpd) across five refineries, serves the niche mid-continent, Rocky Mountain and southwestern refining markets and has access to growing regional domestic and Canadian crude oil supplies.
In a joint statement, Matt Clifton, Executive Chairman, and Mike Jennings, President and Chief Executive Officer, said: “HollyFrontier has significant refining capacity in fast growing, traditionally high demand areas and will take advantage of diversified revenue sources, expanded infrastructure and increased scale of assets. HollyFrontier is committed to safe, reliable and environmentally responsible operations, and to outstanding corporate citizenship. The completion of this merger is a significant event for our shareholders, who will benefit from the synergies of this combination and from the significant growth potential that we anticipate as one of the largest independent refiners in the U.S. We are excited to move forward and to deliver on the promise of this transaction to create value for shareholders.”
In accordance with the terms of the merger, Frontier shareholders received 0.4811 Holly shares for each share of Frontier common stock they owned at closing. The combined entity will begin trading today under the symbol HFC.
Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated acted as financial advisors to Holly and Vinson & Elkins LLP was its legal advisor. Citi and Credit Suisse Securities (USA) LLC acted as financial advisors to Frontier and Andrews Kurth LLP was its legal advisor.
About HollyFrontier Corporation
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 100,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 31,000 bpsd refinery in Woods Cross, Utah, a 135,000 bpsd refinery located in El Dorado, Kansas, and a 52,000 bpd refinery located in Cheyenne, Wyoming. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P.
Information about the Company may be found on its website at www.hollyfrontier.com.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, risks and uncertainties with respect to our ability to realize fully or at all the anticipated benefits of the merger between Holly and Frontier and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts
Investors
M. Neale Hickerson
Vice President, Investor Relations
214-871-3572
Media
Andrew Siegel / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449